Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
February 2, 2006		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, February 2, 2006 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended January 28, 2006 compared with the same four-week period in 2005 changed by approximately:

Four weeks ended January 28, 2006	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	2.1%	1.4%	2.0%
Carrabba’s Italian Grills	7.4%	n/a	7.4%
Fleming’s Prime Steakhouse and Wine Bars	9.0%	n/a	9.0%
Roy’s	7.5%	n/a	7.5%
Bonefish Grills	3.9%	0.3%	3.7%
Domestic average unit volumes
Outback Steakhouses	2.0%	0.9%	1.8%
Carrabba’s Italian Grills	4.0%	n/a	4.0%
Fleming’s Prime Steakhouse and Wine Bars	2.7%	n/a	2.7%
Roy’s	12.0%	n/a	12.0%
Bonefish Grills	0.0%	0.3%	0.4%

The Company noted that comparable store sales across the Company’s brands would have been approximately 1.8% to 2.4% lower if there had not been severe winter weather in the comparable period last year. Chief Executive Officer Bill Allen stated, “Comparable restaurant sales across all concepts were in line with management’s expectations after adjusting for the impact of last year’s weather. Although Outback showed marginal improvement from the December comp sales trend, we had suggested previously that the Company is in the early stages of implementing strategies for sustainable comp sales growth.”

STORE INFORMATION

	Restaurants opened/(closed) during the month ended January 31, 2006	Restaurants open as of January 31, 2006
Outback Steakhouses
Company-owned - domestic	(2)	668
Company-owned - international	2	90
Franchised and development joint venture - domestic	1	106
Franchised and development joint venture - international	-	52
Total	1	916
Carrabba's Italian Grills
Company-owned	2	202
Bonefish Grills
Company-owned	5	91
Franchised	-	4
Total	5	95
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	1	40
Roy’s
Company-owned	-	20
Cheeseburger in Paradise
Company-owned	3	30
Paul Lee’s Chinese Kitchens
Company-owned	-	4
Lee Roy Selmon’s
Company-owned	-	3

System-wide total	12	1,310

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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